UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

TONGJI HEALTHCARE GROUP, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 5 Beiji Road Nanning, Guangxi,
People’s Republic of China 530011
(Address of principal executive offices) (zip code)

86-771-2020000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 28, 2013, the Board of Directors of Tongji Healthcare Group, Inc. (the “Company”) received a letter from EFP Rotenberg, LLP (“EFP”) informing the Company that because of the increased audit and business risks with performing PCAOB audits in China, they were resigning as the Company’s independent registered public accounting firm with immediate effect.

The report of EFP on the Company's consolidated financial statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. For the years ended December 31, 2012 and 2011 and the subsequent interim period through June 28, 2013, there have been no disagreements between the Company and EFP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to EFP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. For the years ended December 31, 2012 and 2011 and the subsequent interim period through June 28, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided EFP with a copy of this Report and the Company has requested that EFP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of this letter dated June 28, 2013 is filed as an exhibit to this Report.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
16.1	Letter dated June 28, 2013 from EFP Rotenberg, LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013	TONGJI HEALTHCARE GROUP, INC.

By:/s/ Yunhui Yu
Yunhui Yu
President and Chief Executive Officer